UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) January 23, 2006



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

    300 Renaissance Center, Detroit, Michigan                    48265-3000
    -----------------------------------------                    ----------
    (Address of Principal Executive Offices)                     (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

Shareholder and Bondholder Class Actions and Shareholder Derivative Suits

General Motors, certain of its subsidiaries, and certain current and former of their respective directors and officers, are defendants in a number of lawsuits currently pending that allege breaches of fiduciary duty and/or various violations of the Exchange and Securities Acts. The actions have been brought either as purported class actions on behalf of stockholders or bondholders, or as derivative actions. These actions are summarized below:

      Shareholder Class Actions
      -------------------------

o In re General Motors Securities Litigation -- On September 23, 2005, a case captioned Folksam Asset Management v. General Motors, et al. was filed in the U.S. District Court for the Southern District of New York against GM, GMAC and certain current and former GM directors and officers. In October 2005, a substantially identical case captioned Galliani v. General Motors, et al. was filed and consolidated with the Folksam case. The consolidated suit is now called In re General Motors Securities Litigation. Plaintiffs purport to bring the claim on behalf of purchasers of GM debt and/or equity securities during the period February 25, 2002 through November 9, 2005 and allege, among other things, violations of anti-fraud provisions of the Exchange Act with respect to certain statements regarding GM's financial performance and disclosure provisions of the Securities Act in connection with certain registered debt offerings during the class period. On January 17, 2006, the court made provisional designations of lead plaintiff and lead counsel.

o Rosen v. General Motors Corporation, et al. -- On December 21, 2005, plaintiff filed this purported class action in federal court in the Eastern District of Michigan against GM and certain current and former GM directors and officers. Plaintiffs purport to bring the claim on behalf of purchasers of GM stock during the period April 18, 2001 through November 9, 2005 and allege violations of anti-fraud provisions of the Exchange Act with respect to certain statements regarding GM's financial performance.

      Bondholder Class Actions
      ------------------------

o Zielezienski v. General Motors, et al. -- On November 29, 2005, plaintiff filed this purported class action in the Circuit Court for Palm Beach County, Florida against GM, GMAC and certain current and former GM and GMAC directors and officers. The action also names certain underwriters of GMAC debt securities as defendants. Among other things, plaintiff alleges violations of disclosure provisions of the Securities Act in connection with the offering for sale of GMAC debt securities issued between April 2004 and March 2005, including GMAC SmartNotes. In December 2005, plaintiff filed an amended complaint making substantially the same allegations as were in the prior filing, and adding approximately 60 additional underwriters as defendants. On January 6, 2006, the defendants named in the original complaint removed this case to the U.S. District Court for the Southern District of Florida.

o J&R Marketing, et al. v. General Motors Corporation, et al. -- On December 28, 2005, plaintiff filed this purported class action in the Circuit Court for Wayne County, Michigan against GM, GMAC, certain current and former
      GM and GMAC directors and officers, and several underwriters of GMAC debt securities. Similar to the original complaint filed in the Zielezinski case, plaintiff alleges violations of disclosure provisions of the Securities Act in connection with the offering for sale of GMAC SmartNotes purchased between September 30, 2003 and March 16, 2005. On January 13, 2006, defendants removed this case to the U.S. District Court for the Eastern District of Michigan.

      Shareholder Derivative Suits
      ----------------------------

o Stein v. Bowles, et al. -- On November 10, 2005, plaintiff filed this purported shareholder derivative action in the Eastern District of Michigan, ostensibly on behalf of GM, against the GM board of directors. The complaint alleges that defendants breached their fiduciary duties of due care, loyalty and good faith by, among other things, causing GM to overstate its income (as reflected in GM's restatement of 2001 earnings and second quarter 2005 earnings) and exposing GM to potential damages in SEC investigations and investor lawsuits. On December 27, 2005, plaintiffs filed a motion to consolidate the Stein case and both the Gluckstern and Orr shareholder derivative actions (discussed below), to appoint lead plaintiff, and to approve selection of lead counsel.

o Bouth v. Barnevik, et al. -- On December 2, 2005, plaintiff filed this purported shareholder derivative action in the State Court of Michigan, Circuit Court of Wayne County, ostensibly on behalf of GM, against the GM board of directors and a GM officer. The complaint alleges that defendants breached their fiduciary duties of due care, loyalty and good faith by, among other things, causing GM to overstate its earnings and cash flow and improperly account for certain transactions and exposing GM to potential damages in SEC investigations and investor lawsuits.

o Gluckstern v. Wagoner, et al. -- On December 15, 2005, plaintiff filed this purported shareholder derivative action in the United States District Court for the Eastern District of Michigan, ostensibly on behalf of GM, against the GM board of directors. This case is substantially identical to the Stein case.

o Orr v. Wagoner, et al. -- On December 15, 2005, plaintiff filed this purported shareholder derivative action in the United States District Court for the Eastern District of Michigan, ostensibly on behalf of GM, against the GM board of directors. This case is substantially identical to the Stein case.

o Salisbury v. Barnevik, et al. -- On December 16, 2005, plaintiff filed this purported shareholder derivative action in the State Court of Michigan, Circuit Court of Wayne County, ostensibly on behalf of GM, against the GM board of directors and a GM officer. This case is substantially identical to the Bouth case. Counsel for the Salisbury and Bouth plaintiffs has stated an intent to seek consolidation of these actions and to file an amended consolidated complaint.

A motion is pending before the federal Judicial Panel on Multidistrict Litigation to consolidate the In re General Motors Securities Litigation, Rosen, Stein, Gluckstern and Orr cases in the Eastern District of Michigan for coordinated pretrial proceedings.

Matters described above that involve GMAC are also described in GMAC's January 19, 2006 Form 8-K filing, Commission File No. 1-3754.

All of the above cases are in preliminary phases. No determination has been made that the shareholder and bondholder cases can be maintained as class actions or that the shareholder derivative actions can proceed without making a demand in accordance with Delaware law that the GM board bring the actions. As a result, the scope of the actions and whether they will be permitted to proceed is uncertain. While damages are generally alleged, as well as injunctive relief in some cases, the amount of damages claimed is not specified. General Motors intends to vigorously defend the claims asserted against it in these cases.




ERISA Class Actions

In May 2005, the United States District Court for the Eastern District of Michigan consolidated under the case caption In re General Motors ERISA Litigation three related Employment Retirement Income Security Act ("ERISA") purported class actions against GM and other named defendants who are alleged to be fiduciaries of the GM stock purchase programs and personal savings plans for salaried and hourly employees. In June 2005, plaintiffs filed a consolidated class action complaint against GM, the Investment Funds Committee of the GM board, its individual members, GM's chairman and chief executive officer, members of GM's Employee Benefits Committee during the putative class period, General Motors Investment Management Company ("GMIMCo"), and State Street Bank. The complaint alleges that the GM defendants breached their fiduciary duties to plan participants by, among other things, investing their assets, or offering them the option of investing, in GM stock on the ground that it was not a prudent investment. Plaintiffs purport to bring these claims on behalf of all persons who were participants in or beneficiaries of the plans from March 18, 1999 to the present, and seek to recover losses allegedly suffered by the plans. The complaint does not specify the amount of damages sought and defendants have no means at this time to estimate damages the plaintiffs will seek. Defendants filed a motion to dismiss the complaint in September 2005, and oral argument has been set for February 2006. No determination has been made that the case can be maintained as a class action. General Motors intends to vigorously defend against the allegations of liability.

In addition, GMIMCo, a wholly-owned subsidiary of GM, is one of numerous defendants in nine purported class action lawsuits filed in March and April 2005, in the United States District Court for the Eastern District of Michigan alleging violations of ERISA with respect to the Delphi Corporation company stock plans for salaried and hourly employees. GMIMCo is a named fiduciary of the Delphi plans. The complaints allege that GMIMCo breached fiduciary duties under ERISA by permitting investment in the Delphi company stock plans. Plaintiffs are seeking recovery of losses to the plans. On September 13, 2005, the cases were consolidated under the case caption In re Delphi ERISA Litigation and have been transferred to a judge in the Eastern District of Michigan for coordinated pretrial proceedings with other Delphi shareholder lawsuits in which GMIMCo is not named as a defendant. No determination has been made that a class action can be maintained against GMIMCo and there have been no decisions on the merits of the claims. GMIMCo intends to defend these cases vigorously.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  January 23, 2006              By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)